As filed with the Securities and Exchange Commission on December 23, 2009.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
HEARTWARE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-3636023 (I.R.S. Employer Identification Number)
205 Newbury Street, Suite 101
Framingham, Massachusetts 01701
+1 508 739 0950
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
David McIntyre
Chief Financial Officer
205 Newbury Street, Suite 101
Framingham, Massachusetts 01701
+1 508 739 0950
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
David E. Wells
Hunton & Williams LLP
1111 Brickell Avenue, Suite 2500
Miami, Florida 33131
(305) 810-2500
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Aggregate Offering	Registration
Securities to be Registered(1)	Registered(1) (2)	Price(1)(2)	Fee(3)
Common Stock, par value $0.001 per share	—	—	—
Preferred Stock, par value $0.001 per share	—	—	—
Debt Securities	—	—	—
Warrants	—	—	—
Units	—	—	—
Total		$100,000,000	$7,130

(1)	Pursuant to Rule 457(i) under the Securities Act of 1933 (the “Securities Act”), the securities registered hereunder include such indeterminate number of shares of common stock or preferred stock, principal amount of debt securities and number of warrants as may be issued upon conversion or exchange of any preferred stock, debt securities or warrants registered hereunder that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)	The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act.
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 23, 2009
PROSPECTUS
HeartWare International, Inc
$100,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
     We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $100,000,000.
     We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.
     These securities may be offered and sold in the same offering or in separate offerings, to or through underwriters, dealers, and agents or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities and their compensation will be described in the applicable prospectus supplement. See “Plan of Distribution.”
     Our common stock is listed on the Nasdaq Global Market under the symbol “HTWR”. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.
     INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 5 OF THIS PROSPECTUS AND IN THE APPLICABLE PROSPECTUS SUPPLEMENT BEFORE INVESTING IN ANY SECURITIES.
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is      , 2009

ii

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $100,000,000.
     This prospectus provides you with a general description of the securities we may offer as well as other information you should know before investing in our securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We will file each prospectus supplement with the SEC. To the extent that any statement we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information described under “Where You Can Find Additional Information and Incorporation of Certain Information by Reference” before making an investment decision.
     This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described below under “Where You Can Find Additional Information and Incorporation of Certain Information by Reference.” We urge you to read that registration statement in its entirety, including all amendments, exhibits, schedules and supplements to that registration statement.
     You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

     As used in this prospectus:
•	“HeartWare,” “the Company,” “HeartWare Group,” “we,” “us” and “our” refer to HeartWare International, Inc. and its consolidated subsidiaries, HeartWare Pty. Limited and HeartWare, Inc.

•	“HeartWare International, Inc.” refers to HeartWare International, Inc., a Delaware corporation incorporated on July 29, 2008.

•	“HeartWare Pty. Limited” refers to HeartWare Pty. Limited, an Australian corporation.

•	“HeartWare, Inc.” refers to HeartWare, Inc., a Delaware corporation incorporated on April 3, 2003. HeartWare, Inc. was acquired by HeartWare Pty. Limited on January 24, 2005.

FORWARD-LOOKING STATEMENTS
     This prospectus and the documents incorporated by reference herein contain, or will contain, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are based on our management’s beliefs, assumptions and expectations and on information currently available to our management. Generally, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation:
•	our expectations with respect to regulatory submissions and approvals;

•	our expectations with respect to our clinical trials, including enrollment in our clinical trials;

•	our expectations with respect to our intellectual property position;

•	our ability to commercialize our existing products;

•	our ability to develop and commercialize new products; and

•	our estimates regarding our capital requirements.
     Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on our forward-looking statements because they speak only as of the date when made. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by federal securities laws and the rules and regulations of the SEC. We may not actually achieve the plans, projections or expectations disclosed in our forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation those described under the heading “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and “Business” in our periodic reports filed with the SEC and in any accompanying prospectus supplement or free writing prospectus or in the documents incorporated by reference herein or therein.

PROSPECTUS SUMMARY
     The following summary does not contain all of the information that may be important to purchasers of our securities. Prospective purchasers of securities should carefully review the detailed information and financial statements, including the notes thereto, appearing elsewhere in or incorporated by reference into this prospectus and any prospectus supplement.
Overview
     We are a medical device company focused on developing the world’s smallest implantable blood pumps for the treatment of advanced heart failure.
     The HeartWare Ventricular Assist System, or the HeartWare System, which includes a left ventricular assist device, or LVAD, patient accessories and surgical tools, is designed to provide circulatory support for patients with advanced heart failure. The core of the HeartWare System is a proprietary continuous flow blood pump, the HVAD Pump, which is a full-output device capable of pumping up to 10 liters of blood per minute.
     In January 2009, the HeartWare System received Conformité Européene, or CE Marking, which allows us to market and sell the device in Europe. The HeartWare System is also the subject of a clinical trial in the United States under a U.S. Food & Drug Administration, or FDA, Investigational Device Exemption, or IDE, for a bridge-to-transplant indication.
     In 2008, we successfully completed enrollment of a combined European and Australian human clinical trial for the HeartWare System. This international trial began in March 2006 and called for the implantation of 20 patients. The trial was subsequently expanded to permit enrollment of 50 patients so as to provide increased depth of clinical data. Enrollment in this trial was the basis for application for and subsequent receipt of CE Marking for the HeartWare System.
     In April 2008, we received conditional IDE approval from the FDA, and began enrolling centers for a U.S. bridge-to-transplant clinical study. In August 2008, our first patient in the United States received the HeartWare System at Washington Hospital Center in Washington, D.C. This marked the start of our U.S. bridge-to-transplant clinical trial, under which 150 patients awaiting heart transplantation will be enrolled at up to 40 participating centers. Full IDE approval was received in September 2008 and the number of centers eligible to participate in the trial was increased to 40 in October 2009.
     In November 2009, we announced the filing of an IDE submission with the FDA related to the proposed use of the HeartWare System in a destination therapy indication. The IDE submission is currently in the process of being reviewed by the FDA.
     Beyond the HeartWare System, we are also evaluating our next generation device, the Miniaturized Ventricular Assist Device, or MVAD. The MVAD is based on the same technology platform as the HeartWare System but adopts an axial flow, rather than a centrifugal flow, configuration and is being developed in multiple configurations. The MVAD, which is currently at the prototype stage and undergoing animal studies focused on minimally invasive implantation techniques, is approximately one-third the size of the HVAD Pump. The MVAD may also be configured into different formats which may enable implantation techniques which do not require the use of a sternotomy (i.e opening of the chest). We believe that the MVAD will be implantable by surgical techniques that are even less invasive than those required to implant the HVAD Pump.

     We began generating revenue from our product sales in August 2008 and have incurred net losses in each year since our inception. We expect our losses to continue and to increase as we expand our clinical trial activities, seek regulatory approvals and initiate commercialization activities.
     We have financed our operations primarily through the issuance of common shares. In January 2005, we issued shares through an initial public offering in Australia and a concurrent U.S. private placement of shares which raised aggregate net proceeds of approximately $23.4 million.
     We also issued shares through private placements to both U.S. and Australian investors, in May 2006, July 2007, July 2008 and August 2009, which raised net proceeds of approximately $23.4 million, $30.9 million, $29.4 million and $58.8 million, respectively.
     We are headquartered in Framingham, Massachusetts. We have an operations and manufacturing facility in Miami Lakes, Florida and a small milling facility in Sydney, Australia.
Corporate Information
     HeartWare International, Inc. was incorporated in Delaware on July 29, 2008 and became the successor issuer to HeartWare Limited (subsequently renamed HeartWare Pty. Limited), an Australian corporation, on November 13, 2008, as a result of the Australian Court redomiciliation of HeartWare Limited from Australia to Delaware. Prior to this date, HeartWare Limited was the parent company of the HeartWare Group, and, following the redomiciliation, HeartWare International, Inc. became the parent company.
     In connection with the redomiciliation, each holder of HeartWare Limited ordinary shares, share options or performance rights received one share of common stock, one stock option or one restricted stock unit, of HeartWare International, Inc., for every 35 ordinary shares, share options or performance rights of HeartWare Limited, respectively, held by such holder. Unless the context requires otherwise, all information in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference herein regarding shares, options or other securities of HeartWare International, Inc. or HeartWare Limited, as applicable, including related data on a per unit basis, has been adjusted to give effect to the redomiciliation transaction, whether such information pertains to a date or period of time subsequent or prior to the redomiciliation transaction.
     Our principal executive offices are located at 205 Newbury Street, Suite 101, Framingham, Massachusetts. Our telephone number is 1-508-739-0950. Our website address is www.heartware.com. We have included our website address in this prospectus as an inactive textual reference only. The information on, or that can be accessed through, our website is not incorporated by reference into this prospectus.
Dollars
     Unless indicated otherwise in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference herein, all references to “$”, “US$” or “dollars” refer to United States dollars, the lawful currency of the United States of America. References to “AU$” refer to Australian dollars, the lawful currency of the Commonwealth of Australia.
Trademarks
     HeartWare, the HeartWare® Ventricular Assist System, HVADTM and MVADTM are the trademarks of the Company, in the United States, Australia and other countries. All other trademarks and trade names mentioned in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference herein are the property of their respective owners.
RISK FACTORS
     Our business is subject to significant risks. You should carefully consider the risks and uncertainties described in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein, respectively, including the risks and uncertainties described under the caption “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2009 and September 30, 2009, which are incorporated by reference in this prospectus.
     The risks and uncertainties described in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference herein or therein, respectively, actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment.
USE OF PROCEEDS
     When we offer securities, we will describe the intended use of the net proceeds from that offering in a prospectus supplement. We currently anticipate using the net proceeds from the sale of any of the securities offered under this prospectus for general corporate purposes, including selling, general and administrative expenses and research and development expenses. We may also use the net proceeds to make capital expenditures, repay any debts and/or invest in or acquire complementary businesses, products or technologies, although we have no current commitments or agreements with respect to any such investments or acquisitions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Pending these uses, the net proceeds may also be temporarily invested in short- and medium-term securities.

RATIO OF EARNINGS TO FIXED CHARGES
     We did not record earnings for any of the years ended December 31, 2008, 2007, 2006, 2005 or 2004 or for the nine-month period ended September 30, 2009. Accordingly, our earnings were insufficient to cover fixed charges in such periods and we are unable to disclose a ratio of earnings to fixed charges. The following table sets forth, for each of the periods presented, the dollar amount of the deficiency of earnings available to cover fixed charges. For purposes of computing the deficiency of earnings available to cover fixed charges, fixed charges represent interest expense, an estimate of the interest expense within rental expense, and amortization of deferred financing costs. We did not pay preferred stock dividends during these periods.

	Nine
	Months
	Ended
	September
	30,		Fiscal Year Ended December 31,
	2009	2008	2007	2006	2005	2004
	(In thousands)
Ratio of earnings to fixed charges	—	—	—	—	—	—
Deficiency of earnings to cover fixed charges	($18,998)	($23,764)	($21,939)	($17,427)	($13,833)	($6,003)
DIVIDEND POLICY
     We have never declared or paid any cash dividends on shares of our capital stock, and we currently do not anticipate paying any cash dividends in the foreseeable future. We intend to retain any earnings to finance the development and expansion of our products and business. Accordingly, our stockholders will not realize a return on their investment in the foreseeable future unless the trading price of our shares appreciates.
THE SECURITIES WE MAY OFFER
     The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. We will also include in the prospectus supplement information, when applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.
     We may sell from time to time, in one or more offerings, any one or more of the following:
•	common stock;

•	preferred stock;

•	debt securities;

•	warrants to purchase common stock, preferred stock and/or debt securities;

•	units consisting of common stock, preferred stock, debt securities and/or warrants in any combination; or

•	any combination of the foregoing securities.
     In this prospectus, we refer to the common stock, preferred stock, debt securities, warrants and units collectively as “securities.” The total dollar amount of all securities that may be offered under this prospectus will not exceed $100,000,000.
     If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.
     This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
DESCRIPTION OF CAPITAL STOCK
     We are authorized to issue 25,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of December 18, 2009, there were 11,786,173 shares of our common stock outstanding held of record by 49 holders and beneficially held by in excess of 1,000 holders, including 870 holders of CHESS Depositary Interests, or CDIs, held of record by our CDI Depositary. As of such date, no shares of our preferred stock were outstanding.
     The following description of the material terms of our capital stock is intended as a summary only and is qualified in its entirety by reference to the applicable provisions of the Delaware General Corporation Law, or the DGCL, and our Certificate of Incorporation and Bylaws, which are attached as Exhibits 3.1 and 3.2 to the Current Report on Form 8-K filed with the SEC on November 13, 2008 and incorporated by reference herein.
Common Stock
     The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders, including the election of directors. The holders of our common stock do not have any cumulative voting rights.
     Holders of our common stock are entitled to receive proportionally any dividends when and as declared by our board of directors out of funds legally available therefor, subject to any preferential dividend rights of any outstanding preferred stock.
     Holders of our common stock do not have any conversion, redemption or preemptive rights. In the event of our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in any assets remaining after the satisfaction in full of the prior rights of creditors and the aggregate liquidation preference of any preferred stock then outstanding.
     All outstanding shares of our common stock are fully paid and non-assessable.
Preferred Stock
     Our board of directors is authorized, without action by the stockholders and subject to any limitations prescribed by law, to designate and issue up to 5,000,000 shares of preferred stock in one or more series. Currently, no shares of preferred stock are designated or outstanding. The board of directors can fix the rights, preferences and privileges of the shares of each series of preferred stock and any of its qualifications, limitations or restrictions. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of our company and might harm the market price of our common stock. We have no current plans to issue any shares of preferred stock.
     Our board of directors will make any determination to issue such shares based on its judgment as to our company’s best interests and the best interests of our stockholders.
Limitation on Directors’ and Officers’ Liability
     Our Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, a director of our company shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Our Bylaws provide that, to the fullest extent permitted by Delaware law, we will indemnify, and advance expenses to, a director or officer in an action brought by reason of the fact that the director or officer is or was a director or officer of our company, or is or was serving at our request as a director or officer of any other entity, against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith. We may maintain insurance to protect a director or officer against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under Delaware law.
Certain Provisions of Our Certificate of Incorporation and Bylaws
     Our certificate of incorporation and by-laws include a number of provisions that may have the effect of delaying, deferring or discouraging another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. Further, these provisions protect against an unsolicited proposal for our takeover that may affect the long-term value of our stock or that may otherwise be unfair to our stockholders. These include provisions:
•	establishing a classified board of directors, consisting of three classes of directors, and requiring that directors be removed only for cause;

•	authorizing our board of directors to issue from time to time any series of preferred stock and fix the designation, powers, preferences and rights of the shares of such series of preferred stock;

•	prohibiting stockholders from acting by written consent in lieu of a meeting;

•	requiring advance notice of stockholder intention to put forth director nominees or bring up other business at a stockholders’ meeting; and

•	prohibiting stockholders from calling a special meeting of stockholders.

Section 203 of the Delaware General Corporation Law
     We are also subject to Section 203 of the DGCL, which in general prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:
•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.
     In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.
Market Trading
     Our shares of common stock trade on the Nasdaq Global Market under the symbol of “HTWR”. Our shares of common stock also trade in the form of CHESS Depository Interests, or CDIs, each CDI representing one thirty-fifth of a share of our common stock, on the Australian Securities Exchange, or ASX, under the symbol “HIN”.
Transfer Agent and Registrar
     Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock. Its address is 250 Royall Street, Canton, MA 02021.
DESCRIPTION OF DEBT SECURITIES
     We may offer secured or unsecured debt securities, which may be senior or subordinated and which may be exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. The following description sets forth some general terms and provisions of the debt securities we may offer, but it is not complete. The particular terms of the debt securities offered and the extent, if any, to which the general provisions may not apply to the debt securities so offered will be described in the prospectus supplement relating to the debt securities. For a more detailed description of the terms of the debt securities, please refer to the indenture relating to the issuance of the particular debt securities.

     Any debt securities will be issued under an indenture to be entered into between us and the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939.
     The following summaries of the material provisions of the debt securities and the indenture are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities, including the definitions therein of terms.
General
     If applicable, each prospectus supplement will describe the following terms relating to a series of debt securities:
•	the title of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities and, if they are subordinated debt securities, the terms of subordination;

•	any limit on the amount of debt securities that may be issued;

•	whether any of the debt securities will be issuable, in whole or in part, in temporary or permanent global form or in the form of book-entry securities;

•	the maturity dates of the debt securities;

•	the annual interest rates (which may be fixed or variable) or the method for determining the rates and the dates interest will begin to accrue on the debt securities, the dates interest will be payable, and the regular record dates for interest payment dates or the method for determining the dates;

•	the places where payments with respect to the debt securities shall be payable;

•	our right, if any, to defer payment of interest on the debt securities and extend the maximum length of any deferral period;

•	the date, if any, after which, and the prices at which, the series of debt securities may, pursuant to any optional redemption provisions, be redeemed at our option, and other related terms and provisions;

•	the dates, if any, on which, and the prices at which we are obligated, pursuant to any sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and other related terms and provisions;

•	the denominations in which the series of debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	any mandatory or optional sinking fund or similar provisions with respect to the debt securities;

•	any index used to determine the amount of payments of the principal of, and premium, if any, and interest on, the debt securities and the manner in which the amounts shall be determined;

•	the terms pursuant to which the debt securities are subject to defeasance;

•	the terms and conditions, if any, pursuant to which the debt securities are secured; and

•	any other material terms of the debt securities.
     The debt securities may be issued as original issue discount securities. An original issue discount security is a debt security, including any zero-coupon debt security, which:
•	is issued at a price lower than the amount payable upon its stated maturity; and

•	provides that, upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity shall become due and payable.
     United States federal income tax considerations applicable to debt securities sold at an original issue discount will be described in the applicable prospectus supplement.
     Under the indenture we will have the ability, without the consent of the holders, to issue debt securities with terms different from those of debt securities previously issued and, unless the reopening was restricted when the series was created, to reopen a previous issue of a series of debt securities and issue additional debt securities of that series, in an aggregate principal amount determined by us.
Conversion or Exchange Rights
     The terms, if any, on which a series of debt securities may be convertible into or exchangeable for common stock or other of our securities will be detailed in the applicable prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder, or at our option, and may include provisions pursuant to which the number of shares of our common stock or other of our securities to be received by the holders of the series of debt securities would be subject to adjustment.
Consolidation, Merger or Sale of Assets
     Unless we provide otherwise in the applicable prospectus supplement, the indenture will provide that we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:
•	the successor entity, if any, is a corporation, limited liability company, partnership, trust or other entity existing under the laws of the United States, or any State or the District of Columbia;

•	the successor entity assumes our obligations on the debt securities and under the indenture;

•	immediately prior to and after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions are met.

Events of Default Under the Indenture
     Unless we provide otherwise in the applicable prospectus supplement, the following will be events of default under the indenture with respect to any series of debt securities issued:
•	failure to pay interest on the debt securities when due, which failure continues for a specified period set forth in the applicable prospectus supplement and the time for payment has not been deferred;

•	failure to pay the principal of or premium on the debt securities, if any, when due;

•	failure to deposit any sinking fund payment when due, which failure continues for a certain period of time;

•	failure to observe or perform any other covenant contained in the debt securities or the indenture other than a covenant specifically relating to another series of debt securities, which failure continues for a specified period set forth in the applicable prospectus supplement after we receive notice from the trustee or holders of a specified percentage, set forth in the applicable prospectus supplement, of the aggregate principal amount of the outstanding debt securities of that series; or

•	particular events of our bankruptcy, insolvency or reorganization.
     The supplemental indenture or the form of note for a particular series of debt securities may include additional events of default or changes to the events of default described above. For any additional or different events of default applicable to a particular series of debt securities, see the prospectus supplement relating to the series.
     If an event of default with respect to debt securities of any series occurs and is continuing, the trustee or the holders of a specified percentage of the aggregate principal amount of the outstanding debt securities of that series, by notice in writing to us (and to the trustee if notice is given by the holders), may declare the unpaid principal of or premium, if any, and accrued interest, if any, on the debt securities of that series due and payable immediately.
     The holders of a specified percentage of the aggregate principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding:
•	payment of principal of or premium, if any, or interest on the debt securities; or

•	those covenants described under the subsection “— Modification of Indenture; Waiver” that cannot be modified or amended without the consent of each holder of any outstanding debt securities affected.
     Any waiver shall cure the default or event of default.
     Subject to the terms of the indenture (as supplemented), if an event of default under an indenture occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the applicable series of debt securities, unless the holders have offered the trustee reasonable indemnity. The holders of a specified percentage of the aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
•	it is not in conflict with any law or the indenture;

•	the trustee may take any other action deemed proper by it that is not inconsistent with the direction;

•	subject to its duties set forth under the indenture, the trustee need not take any action that might involve it in personal liability; and

•	subject to its duties set forth under the indenture, the trustee need not take any action that it determines, upon the advice of counsel, may not lawfully be taken or in good faith determines would be unduly prejudicial to the holders of the debt securities.
     A holder of the debt securities of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies if:
•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of a specified percentage of the aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee, and the holders have offered reasonable indemnity to the trustee to institute proceedings; and

•	the trustee does not institute a proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within a specified period set forth in the applicable prospectus supplement after the notice, request and offer.
     These limitations will not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal of or premium, if any, or interest on the debt securities.
     We will periodically file statements with the trustee regarding our compliance with some of the covenants in the indenture.
Modification of Indenture; Waiver
     We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:
•	to fix any ambiguity, defect or inconsistency in the indenture, provided that such action does not materially adversely affect the interests of any holder of debt securities of any series;

•	to provide for the assumption by a successor person or the acquirer of all or substantially all of our assets or obligations under such indenture;

•	to evidence and provide for successor trustees;

•	to add, change or eliminate any provision affecting only debt securities not yet issued;

•	to comply with any requirement of the SEC in connection with qualification of an indenture under the Trust Indenture Act of 1939; and

•	to conform the indenture to the provisions set forth in the description of the securities in the applicable prospectus supplement.
     In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, the following changes may only be made with the consent of each holder of any outstanding debt securities affected:
•	extend the fixed maturity of the series of debt securities;

•	change any obligation of ours to pay additional amounts with respect to the debt securities;

•	reduce the principal amount of, the rate of interest on, or any premium payable upon the redemption of any debt securities;

•	reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof;

•	impair the right to enforce any payment on, or with respect to, any debt security;

•	adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, the debt security (if applicable);

•	in the case of a subordinated indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities;

•	if the debt securities are secured, change the terms and conditions pursuant to which the debt securities are secured in a manner adverse to the holders of the secured debt securities;

•	reduce the percentage of principal amount of outstanding debt securities of any series the consent of the holders of which is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

•	modify any of the above provisions.
Form, Exchange and Transfer
     The debt securities of each series will be issuable only in fully registered form without coupons and, unless otherwise specified in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture will provide that debt securities of a series may be issuable in temporary or permanent global form and may be issued as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, unless the prospectus supplement provides otherwise.
     At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
     Subject to the terms of the indenture and the limitations applicable to global securities detailed in the applicable prospectus supplement, debt securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar) at the office of the security registrar or at the office of any transfer agent designated by us for that purpose. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. The security registrar and any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
     If the debt securities of any series are to be redeemed, we will not be required to:
•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except for the unredeemed portion of any debt securities being redeemed in part.
Information Concerning the Trustee
     The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only the duties specifically set forth in the indenture and, upon an event of default under an indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given to it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.
Payment and Paying Agents
     Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any debt securities on any interest payment date will be made to the person in whose name the debt securities (or one or more predecessor securities) are registered at the close of business on the regular record date for the payment of interest.

     Principal of and any premium and interest on the debt securities of a particular series will be payable at the office of the paying agents designated by us, except that, unless otherwise indicated in the applicable prospectus supplement, interest payments may be made by check mailed to the holder. Unless otherwise indicated in the prospectus supplement, the corporate trust office of the trustee will be designated as our sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
     All moneys paid by us to a paying agent or the trustee for the payment of the principal of, or any premium or interest on, any debt securities which remain unclaimed at the end of two years after the principal, premium, or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.
Governing Law
     Unless otherwise indicated in the applicable prospectus supplement, the indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York except for conflicts of laws provisions and except to the extent that the Trust Indenture Act of 1939 is applicable.
Subordination of Subordinated Debt Securities
     Any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to some of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture will not limit the amount of subordinated debt securities that we may issue, nor will it limit us from issuing any other secured or unsecured debt. At September 30, 2009, our long-term debt consisted of $4.0 million borrowed under our loan agreement with Thoratec Corporation that accrues interest at the rate of 10% per annum and matures upon the earlier of (i) November 1, 2011, (ii) the Termination Date, as defined in the loan agreement, and (iii) the date on which all of the loans accelerate and become due and payable in full in accordance with the Loan Agreement.
Book-Entry Debt Securities
     We will make payments on each series of book-entry debt securities to DTC or its nominee as the sole registered owner and holder of the global security. Neither we nor the trustee nor any of our or its agents will be responsible or liable for any aspect of DTC’s records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any of DTC’s records relating to the beneficial ownership interests or with respect to its performance of its obligations under the rules and regulations governing its operations.
     We understand that when DTC receives any payment on a global security, it will immediately, on its book-entry registration and transfer system, credit the accounts of participants with payments in amounts proportionate to their beneficial interests in the global security as shown on DTC’s records. Payments by participants to you, as an owner of a beneficial interest in the global security, will be governed by standing instructions and customary practices (as is the case with securities held for customer accounts registered in “street name”) and will be the sole responsibility of the participants.
     A global security representing a series will be exchanged for certificated debt securities of that series if (a) DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor within 90 days or (b) we decide that the global security shall be exchangeable. If that occurs, we will issue debt securities of that series in certificated form in exchange for the global security. An owner of a beneficial interest in the global security then will be entitled to physical delivery of a certificate for debt securities of the series equal in principal amount to that beneficial interest and to have those debt securities registered in its name. We would issue the certificates for the debt securities in denominations of $1,000 or any larger amount that is an integral multiple thereof, and we would issue them in registered form only, without coupons.
     We understand that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. No fees or costs of DTC will be charged to you.
DESCRIPTION OF WARRANTS
     We may issue warrants, including warrants to purchase common stock, preferred stock or debt securities or any combination of the foregoing. Warrants may be issued independently or as part of a unit with any other securities and may be attached to or separate from the underlying securities. We may issue warrants directly or under a warrant agreement to be entered into between us and a warrant agent, as detailed in the prospectus supplement relating to warrants being offered. Any warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
     A prospectus supplement relating to any warrants being offered will include specific terms relating to the offering, including a description of any other securities sold together with the warrants. These items will include:
•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount, and terms of the common stock, preferred stock or debt securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the price or prices at which the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	any terms relating to the modification of the warrants;

•	the terms of any rights to redeem or call the warrants;

•	information with respect to book-entry procedures, if any;

•	discussion of any material federal income tax considerations; and

•	any other material terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, exercise or redemption of the warrants.
     The descriptions of the warrants in this prospectus and in any prospectus supplement are summaries of the applicable provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the warrants or any warrant units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of the warrants or warrant units and will be available as described under the heading “Where You Can Find More Information.”
DESCRIPTION OF UNITS
     We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:
•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units will be issued in fully registered or global form.

     The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading “Where You Can Find More Information.”
PLAN OF DISTRIBUTION
     We may sell the offered securities in one or more of the following ways:
•	through an underwriter or underwriters;

•	through dealers;

•	through agents;

•	directly to one or more purchasers, including affiliates of ours; or

•	through a combination of any of these methods of sale.
     The applicable prospectus supplement will contain the terms of the offerings of any securities. The public offering price and any discount or concessions allowed or reallowed to dealers may be changed from time to time. The applicable prospectus supplement will contain the expected time of delivery of the securities for which this prospectus is delivered.
     Unless otherwise indicated in the applicable prospectus supplement, if underwriters are used in the sale of the securities, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all of the securities if any are purchased. In connection with the sale of securities, underwriters may receive compensation from us or purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.
     Underwriters, agents or dealers participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. The securities may be sold in one or more transactions either at a fixed price or at prices which may be changed based on market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.
     We may indemnify the underwriters, agents or dealers who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act. We may also contribute to payments that the underwriters, dealers or agents or any of their controlling persons may be required to make in respect of such liabilities. Underwriters, agents or dealers may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.
     If so indicated in a prospectus supplement, we may authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. These contracts will be subject only to those conditions contained in the prospectus supplement. The prospectus supplement will also contain the commission payable for solicitation of any of these contracts.
     Offers to purchase securities may be solicited directly by us and sales of securities may be made by us directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the securities. The terms of any such sales will be described in the prospectus supplement relating to the securities. Except as contained in the applicable prospectus supplement, no director, officer or employee of ours will solicit or receive a commission in connection with the direct sales by us of the securities, although these persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with any such direct sales.
LEGAL MATTERS
     The validity of the securities offered hereby will be passed upon for us by Hunton & Williams LLP, Miami, Florida.
EXPERTS
     The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 have been audited by Grant Thornton LLP, an independent registered public accounting firm, as stated in its report, which is incorporated herein by reference (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph relating to the adoption of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” and FASB Interpretation No. 123(R), “Share-Based Payment”). Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important business and financial information to you that is not included in or delivered with this prospectus by referring you to publicly filed documents that contain the omitted information.
     You can read and copy any materials on file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the internet at www.sec.gov.
     The information incorporated by reference is an important part of this prospectus, and the information we later file with the SEC will automatically update and supersede earlier information. We incorporate by reference the following documents filed with the SEC by us and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of our common stock covered by this prospectus and such filings made after the date of the initial registration statement and prior to the effectiveness of the registration statement (except, in each case, for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 as amended by Form 10-K/A filed on April 29, 2009;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009;

•	our Current Reports on Form 8-K filed February 13, 2009 (two reports), March 6, 2009, March 27, 2009, July 30, 2009, July 31, 2009, August 10, 2009, September 1, 2009, September 18, 2009, October 1, 2009, October 26, 2009, November 10, 2009 and November 23, 2009;

•	the description of our common stock included in our Current Report on Form 8-K filed on November 13, 2008.
     You may also request a copy of the information we incorporate by reference in this prospectus at no cost by writing to us at HeartWare International, Inc., Attention: Investor Relations, 205 Newbury Street, Suite 101, Framingham, Massachusetts 01701, or by calling +1 508 739 0950.
     Information is also available on our website at www.heartware.com. Information contained in, or accessible through, our website is not incorporated by reference into this prospectus.

$100,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
PROSPECTUS
     , 2009

Part II
Information Not Required in Prospectus
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the sale of the securities being registered.

Securities and Exchange Commission registration fee	$7,130
Financial Industry Regulatory Authority fee	*
Nasdaq Global Market listing fee	*
Transfer agent and registrar fee	*
Printing and engraving fees	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous expenses	*

Total	*

*	To be provided by amendment or as an exhibit to a filing with the SEC under Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934.
Item 15. Indemnification of Directors and Officers
     Section 145 of the DGCL provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney’s fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to us, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by us only as authorized in each specific case upon a determination by the stockholders, disinterested director or independent legal counsel that indemnification is proper because the indemnitee has met the applicable standard of conduct.
     Our Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, a director of our company shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Our Bylaws provide that, to the fullest extent permitted by Delaware law, we will indemnify, and advance expenses to, a director or officer in an action brought by reason of the fact that the director or officer is or was a director or officer of our company, or is or was serving at our request as a director or officer of any other entity, against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith. We may maintain insurance to protect a director or officer against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under Delaware law.
     In addition, we maintain liability insurance for our directors and officers.

     We have entered into indemnification agreements with each of our directors and employment agreements with each of our officers pursuant to which we have agreed to indemnify such persons to the fullest extent permitted by Delaware law, as the same may be amended from time to time.
     For information concerning our undertaking to submit to adjudication the issue of indemnification for violation of the securities laws, see Item 17 hereof.
Item 16. Exhibits
     The index to exhibits appears below on the page immediately following the signature pages of this registration statement.
Item 17. Undertakings
     (a) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
          (4) That, for the purpose of determining liability under the Securities Act to any purchaser:

               (i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
               (ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
          (5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
               (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
               (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
               (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
               (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
     (d) The undersigned registrant hereby undertakes that:
               (i) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective;
               (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)2 of the Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Framingham, State of Massachusetts on the 23rd of December, 2009.

HEARTWARE INTERNATIONAL, INC.

By:	/s/ David McIntyre
David McIntyre
Chief Financial Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David McIntyre as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to file the same with all exhibits thereto, and the other documents in connection therewith, and any registration statement relating to any offering made pursuant to this Registration Statement on Form S-3 that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas Godshall	Chief Executive Officer and Director	December 23, 2009
Douglas Godshall	(Principal Executive Officer)

/s/ David McIntyre David McIntyre	Chief Financial Officer, Chief Operating Officer and Secretary (Principal Financial and Accounting Officer)	December 23, 2009

/s/ Robert Thomas	Chairman and Director	December 23, 2009
Robert Thomas

/s/ Dr. Seth Harrison Dr. Seth Harrison	Director	December 23, 2009

/s/ Robert Stockman	Director	December 23, 2009
Robert Stockman

Signature	Title	Date

/s/ Dr. Christine Bennett	Director	December 23, 2009
Dr. Christine Bennett

/s/ Dr. Denis Wade, AM	Director	December 23, 2009
Dr. Denis Wade, AM

/s/ Timothy J. Barberich	Director	December 23, 2009
Timothy J. Barberich

/s/ C. Raymond Larkin, Jr.	Director	December 23, 2009
C. Raymond Larkin, Jr.

EXHIBIT INDEX
     The following exhibits are filed or incorporated by reference as part of this registration statement:

Exhibit No.	Description

1.1	Form of Underwriting Agreement (1)

3.1	Certificate of Incorporation of HeartWare International, Inc. (2)

3.2	Bylaws of HeartWare International, Inc. (2)

4.1	Certificate of Incorporation of HeartWare International, Inc. (2)

4.2	Bylaws of HeartWare International, Inc. (2)

4.3	Form of Company’s Common Stock Certificate*

4.4	Form of Indenture, to be entered into between the Registrant and the trustee designated therein (1)

4.5	Form of Note with respect to each particular series of Notes issued hereunder (1)

4.6	Form of Warrant with respect to each warrant issued hereunder (1)

4.7	Certificate of designation, preferences and rights with respect to any preferred stock issued hereunder (1)

4.8	Form of Certificate for Preferred Stock (1)

5.1	Opinion of Hunton & Williams LLP*

12.1	Statement Regarding Computation of Earnings to Fixed Charges*

23.1	Consent of Grant Thornton LLP*

23.3	Consent of Hunton & Williams LLP (included as part of Exhibit 5.1)*

24.1	Power of attorney (included on signature page to this Registration Statement)*

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, with respect to the Debt Securities (1)

*	Filed Herewith

(1)	To be filed if necessary by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act

(2)	Incorporated by reference to the respective exhibits filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 13, 2008.